As Filed with the  Securities  and  Exchange  Commission  on  December  13, 2000
                                                  Registration  No. 333-53657
--------------------------------------------------------------------------------



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         -------------------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                         -------------------------------

                               KEYSPAN CORPORATION
             (Exact name of registrant as specified in its charter)



                                    NEW YORK
                            (State of incorporation)
                                   11-3431358
                     (I.R.S. employer identification number)


                            STEVEN L. ZELKOWITZ, ESQ.
                 ONE METROTECH CENTER, BROOKLYN, NEW YORK 11201
              175 EAST OLD COUNTRY ROAD, HICKSVILLE, NEW YORK 11801
                            (718) 403-1000 (BROOKLYN)
                           (516) 755-6650 (HICKSVILLE)

  (Address,   including  zip  code,  and  telephone number, including area code, of  registrant's principal  executive  offices  and  agent  for service)

                         -------------------------------

           APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after this Registration Statement becomes effective as determined by market conditions.

                         -------------------------------


           If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

           If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

           If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

           If this form is a post-effective amendment filed pursuant to Rule 462(C) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

           If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

           THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

           This  Post  Effective  Amendment  No.  1  to  Form  S-3  Registration
Statement (333-53657) is being filed to amend the current KeySpan Investor Program prospectus. The accompanying prospectus supersedes the Investor Program prospectus and prospectus supplements which were filed with the Securities and Exchange Commission on May 27, 1998, August 12, 1999 and December 6, 1999.



           The registration fee was paid at the time of the original filing of the Form S-3 Registration Statement.

[GRAPHIC_OMITTED]




KeySpan Corporation




                                INVESTOR PROGRAM

                                  COMMON STOCK,
                           $0.01 PAR VALUE, PER SHARE

                                5,000,000 SHARES




Our Common Stock is primarily listed on the New York Stock Exchange under the symbol KSE. Investing in KeySpan's Common Stock involves risks associated with market fluctuations.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS ANY SUCH COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




                 The date of this Prospectus is January 1, 2001

                                                             TABLE OF CONTENTS
                                                                                                          Page
About this Prospectus.........................................................................................

Profile of KeySpan Corporation................................................................................

Investor Program Highlights...................................................................................

Description of the Program....................................................................................

      Summary.................................................................................................

      Questions and Answers...................................................................................

           Purpose............................................................................................

           Advantages and Disadvantages.......................................................................

           Program Administration.............................................................................

           Eligibility........................................................................................

           Enrollment Procedure...............................................................................

           Common Stock Purchases.............................................................................

           Stock Certificates and Safe Keeping................................................................

           Sale of Shares.....................................................................................

           Transfer of Shares.................................................................................

           Option Changes and Discontinuation of Reinvestment.................................................

           Reports to Participants............................................................................

           Federal income Taxes...............................................................................

           Other Information..................................................................................

Use of Proceeds...............................................................................................

Plan of Distribution

Legal Opinions................................................................................................

Experts.......................................................................................................

Incorporation of Documents by Reference.......................................................................


                              ABOUT THIS PROSPECTUS

      As used in this prospectus and any prospectus supplement, except as the context otherwise requires, "we," "us," "our," "Company," and "KeySpan" mean KeySpan Corporation.

     This prospectus supersedes the Investor Program prospectus and prospectus supplements which were filed with the Securities and Exchange Commission on May 27, 1998, August 12, 1999 and December 6, 1999. Approximately 2.7 million shares have been issued under the Investor Program from May 27, 1999 through December 31, 2000.



                         PROFILE OF KEYSPAN CORPORATION

      KeySpan Corporation, a New York corporation, was formed in May 1998, as a result of the business combination of KeySpan Energy Corporation, the parent of The Brooklyn Union Gas Company, and certain businesses of the Long Island Lighting Company. On November 8, 2000, we acquired Eastern Enterprises, a Massachusetts business trust, and the parent of several gas utilities operating in Massachusetts. Also on November 8, 2000, Eastern acquired EnergyNorth, Inc., the parent of a gas utility operating in central New Hampshire. As a result of the acquisitions, we now haves assets of more than $10 billion and have increased our customer base by approximately 800,000 New England customers, for a total of 2.4 million gas customers throughout the Northeast.

      Our core business is gas distribution, conducted by our six regulated gas utility subsidiaries: The Brooklyn Union Gas Company d/b/a KeySpan Energy Delivery New York and KeySpan Gas East Corporation d/b/a KeySpan Energy Delivery Long Island distribute gas to customers in the Boroughs of Brooklyn, Queens and Staten Island in New York City and the Counties of Nassau and Suffolk on Long Island, respectively; Boston Gas Company, Colonial Gas Company and Essex Gas Company, each doing business as KeySpan Energy Delivery New England, distribute gas to customers in eastern and central Massachusetts; and EnergyNorth Natural Gas, Inc. d/b/a KeySpan Energy Delivery New England distributes gas to customers in central New Hampshire. throughout the Northeast.

      We are also a major, and growing, generator of electricity. We own and operate five large generating plants and 42 smaller facilities in Nassau and Suffolk Counties on Long Island and lease and operate a major facility in Queens County in New York City. Under contractual arrangements, we provide power, electric transmission and distribution services, billing and other customer services for approximately one million electric customers of the Long Island Power Authority on Long Island.

      Our other subsidiaries are involved in oil and gas exploration and production; gas storage; wholesale and retail gas and electric marketing; appliance service; heating, ventilation and air conditioning installation and services; large energy-system ownership, installation and management; telecommunications; energy-related internet activities; fuel cells; water barging activities, including the hauling of fuel and other cargo; transportation by truck of liquid natural gas and propane; and providing meter reading equipment and services to municipal utilities. We also invest in, and participate in the development of, pipelines and other energy-related projects, domestically and internationally.

      We are a registered holding company under the Public Utility Holding Company Act of 1935, as amended. Therefore, our corporate and financial activities and those of our subsidiaries (including their ability to pay dividends to us) are subject to regulation by the Securities and Exchange Commission. Under our holding company structure, we have no independent operations or source of income of our own and conduct substantially all of our operations through our subsidiaries and, as a result, we depend on the earnings and cash flow of, and dividends or distributions from, our subsidiaries to provide the funds necessary to meet our debt and contractual obligations. Furthermore, a substantial portion of our consolidated assets, earnings and cash flow is derived from the operations of our regulated utility subsidiaries, whose legal authority to pay dividends or make other distributions to us is subject to regulation by state regulatory authorities.

                           INVESTOR PROGRAM HIGHLIGHTS

      We are pleased to offer you the  opportunity to participate in the KeySpan
Investor  Program  (the  "Program"),   a  direct  stock  purchase  and  dividend
reinvestment plan. The Program is designed to provide you with:

      o A convenient and inexpensive way to purchase and sell shares of KeySpan common stock ("Common Stock").

      o The chance to purchase additional shares of Common Stock, and to reinvest all or a portion of your cash dividends.

      o The opportunity to make additional cash purchases of Common Stock by check, money order or automatic deduction from your checking or savings account at a U.S. bank or financial institution.

      o An option to own and transfer shares of Common Stock without the need for holding stock certificates.

                             PROGRAM ADMINISTRATION

      We have appointed EquiServe Trust Company N.A., ("EquiServe") as our trust agent to administer the Program. All purchases of Common Stock will be made by EquiServe at 100% of the then-current market price of the Common Stock, calculated as described in this prospectus, either in the open market, or directly from KeySpan.

      Our Common Stock is listed on the New York Stock Exchange under the symbol KSE. Investing in KeySpan's Common Stock involves risks associated with market fluctuations.

      To the extent required by law, in certain jurisdictions, shares offered through the Program will be offered through a registered broker/dealer to persons who are not currently KeySpan shareholders.

                           DESCRIPTION OF THE PROGRAM

SUMMARY

      This summary highlights selected information from this prospectus, but may not contain all of the information that is important to you. To fully understand the Program and for a more complete description of the legal terms of the Program, you should read this entire document carefully and the documents to which we have referred you. To find out how to obtain copies of these documents, see Question 29.

      PURPOSE OF THE PROGRAM

      The purpose of the Program is to provide our Registered Shareholders (shareholders whose stock is registered in their name, not in the name of a broker), our customers and other investors with a simple, convenient and economical way to make and increase investments in our Common Stock and to reinvest all or a portion of any cash dividends paid in additional shares of Common Stock. The Program also provides participants with an economical method to sell shares of Common Stock.

      HOW TO PARTICIPATE IN THE PROGRAM

           NEW INVESTORS

       o If you are not currently a KeySpan shareholder, you can purchase Common Stock for the first time with a minimum investment of $250, with no fee. New investors may make their initial investment in Common Stock by completing an Initial Investment Form and either mailing it with a check or money order for at least $250, or, alternatively, you can authorize EquiServe to automatically deduct your initial investment from a checking or savings account at a U.S. bank or financial institution. The automatic deduction feature also provides new investors with the option of having a minimum of $25 deducted either monthly or semi-monthly, in order to reach the minumum investment of $250. However, it will be necessary to notify Equiserve to stop making automatic deductions.

       o New investors can also enroll on the Internet at Equiserve's website at www.equiserve.com or the investor relations section of KeySpan's website at www.keyspanenergy.com.

       o New investors can reinvest their dividends by checking the dividend reinvestment option on the Initial Investment Form, or by calling EquiServe.

           REGISTERED SHAREHOLDERS

           o If you are a Registered Shareholder, you may make additional investments (minimum of $25, annual maximum of $150,000) by check, money order or by authorizing EquiServe to automatically deduct your investment from a checking or savings account at a U.S. bank or financial institution.

           o Registered Shareholders wishing to change dividend reinvestment options may do so by completing and submitting an Enrollment Authorization Form.

                           NON-REGISTERED SHAREHOLDERS

           o KeySpan shareholders holding their stock through a broker must become Registered Shareholders to enroll in the Program.

      FOR FURTHER INSTRUCTIONS ON HOW TO PARTICIPATE IN THE PROGRAM, PLEASE SEE QUESTION 7 BELOW.


      FEATURES OF THE PROGRAM

      o Automatically reinvest all or part of your cash dividends to purchase additional shares.

      o         You do not  need to  reinvest  your  dividends  to  participate.
                Dividends not reinvested can be paid to you by check or electronic deposit to your bank account.

      o You may sell your shares of Common Stock by instructing EquiServe, either by telephone, in writing, or through the Internet. Sale orders are processed daily.

      o You may transfer shares or make gifts of shares of Common Stock easily and at no cost.

      o You may make all account inquiries by telephone, writing, and/or via the Internet.

      o         Cash investments are processed weekly, usually on Thursdays.

      o Your whole and fractional shares of Common Stock are credited to your Program account in safe and convenient book-entry form. However, you may request stock certificates free of charge.

      o For safekeeping purposes, stock certificates can be converted into book-entry shares, which will be credited to your Program account at no cost to you.



      FEES AND COMMISSIONS

      o KeySpan pays all processing fees for initial investments in the Program, for additional investments and dividend reinvestments processed as original issue or treasury shares and for the annual maintenance cost of your Program account.

      o You will be charged only the transaction and brokerage fees (currently $5.00 per transaction and $0.05 per share) on the sale of shares of Common Stock through the Program, and brokerage commissions on all purchases made using open market shares (which is currently $0.05 per share).

      o Returned checks or failed automatic deduction transactions will result in a charge of $20 to the participant.

      o You will be charged $5.00 per year (not to exceed $25.00) for a duplicate statement older than two calendar years.

QUESTIONS AND ANSWERS

      The following is a question and answer format explanation of the Program which provides the terms and conditions of the Program.


      PURPOSE

      1.        What is the purpose of the Program?

                The purpose of the Program is to provide Registered Shareholders of Common Stock, customers and other investors a simple, convenient and economical way to accumulate and increase their investment in Common Stock and to reinvest all or a portion of their cash dividends in additional shares of Common Stock. The Program also provides participants with an economical method to sell shares of Common Stock.


      ADVANTAGES AND DISADVANTAGES

      2.        What are the advantages of the Program?

                The advantages of the Program are as follows:

                o DIRECT PURCHASE OF INITIAL SHARES: Persons not presently owning shares of Common Stock may enroll in the Program by making an initial investment of at least $250, but not more than $150,000.

                o REINVESTMENT OF DIVIDENDS: Participants may purchase additional shares of Common Stock automatically by reinvesting all or a portion of their cash dividends. Dividend payments not reinvested will be paid to participants by check or will be deposited electronically upon written request.

                o    DIRECT  PURCHASE OF COMMON STOCK  THROUGH  ADDITIONAL  CASH
                     INVESTMENTS: Participants may purchase additional shares of Common Stock by making additional cash investments by check, money order or electronic transfer in amounts of at least $25 per investment, with a maximum allowable investment of $150,000 per year.

                o CERTIFICATE SAFEKEEPING: The Program offers a "safekeeping" service free of charge, whereby Registered Shareholders may deposit their Common Stock certificates with Equiserve and have their certificated shares credited to their Program account. This feature prevents stock certificate loss, theft or destruction. Since deposited shares become Program shares, they may be transferred or sold through the Program in a convenient and economical manner.

                o REDUCED FEES: Fees charged to participants are usually less than if the individual investor purchased or sold shares outside of the Program through a broker.

                o CERTIFICATES/TRANSFER OR SHARES: Participants may request the issuance of stock certificates or transfer to another participant all or a portion of their Program shares free of charge. Stock certificates will only be issued in whole share amounts.

                o CONVENIENT, INEXPENSIVE SALE OF SHARES: Participants may sell Program shares by providing written instructions to EquiServe , by using the automated telephone sales feature or via the Internet. Participants will be charged a sales fee of $5.00 for each transaction and a brokerage commission of $0.05 per share sold.

                o SIMPLIFIED RECORDKEEPING: Participants are furnished an acknowledgment after each purchase or sale, quarterly statements and cumulative year-end statements of their Program accounts, providing a simplified method of recordkeeping.

      3.        What are the Disadvantages of the Program?

                The disadvantages of the Program are as follows:

                o NO INTEREST PAID ON FUNDS PENDING INVESTMENT: No interest is paid on dividends or optional cash investments held by EquiServe pending investment or reinvestment.

                o PURCHASE/SALE PRICE DETERMINATION: Participants have no control over the share price or the timing of the sale or purchase of Program shares. Participants cannot designate a specific price or a specific date at which to sell or purchase Common Stock. In addition, participants will not know the exact number of shares purchased until after the investment date.


      PROGRAM ADMINISTRATION

      4.        Who administers the Program?

                EquiServe  has  been  appointed  as  our  transfer   agent,   to
                administer   the  Program.   EquiServe's   responsibilities   in
                administering the Program include:

                o Determining  the timing and the making of purchases of Common
                  Stock on the open market
                o Crediting participant's accounts with shares of Common Stock acquired under the Program
                o Maintaining Program account records o Sending  statements of
                  Program account activity to participants.


      5. Who should I contact with questions regarding the Program and its administration?

                You may contact EquiServe by writing to:

                                    EquiServe
                                  P.O. Box 2598
                           Jersey City, NJ 07303-2598

                You may also contact EquiServe at one of the telephone numbers listed below:

               o    Shareholder  customer  service,  including  sale of  shares:
                    1-800-482-3638    (within   the   U.S.   and   Canada)   and
                    1-201-324-0498 (outside the U.S. and Canada).

     o New investors requesting Program material: 1-800-948-1691 (available 24 hours, 7 days a week) and TDD: 1-201-222-4955 (a telecommunications device for the hearing impaired is available).

          You may also contact EquiServe via the Internet. EquiServe's Internet address is www.equiserve.com. Messages sent via the Internet will be responded to promptly. At EquiServe's website, you can access your share balance, sell shares, request a stock certificate, and obtain online forms and other information about your Program account. To get access to your Program account, you will require a password which will be sent to you, or you can request your password by calling toll-free 1-877-THE-WEB7 (1-877-843-9327).


      ELIGIBILITY

      6.        Am I eligible to participate in the Program?


                Any person or entity is eligible to participate in the Program, whether or not you currently own our Common Stock. If you are a resident of a foreign country, you should make sure that participation would not violate any laws in the country in which you reside.


      ENROLLMENT PROCEDURES

      7.        How do I become a Program participant?

                O NEW INVESTORS. If you do not currently own our Common Stock you may enroll in the Program by completing an Initial Investment Form. You must return the completed form to EquiServe with an initial investment of at least $250, but not more than $150,000. The payment can be in the form of a check or money order, made payable to "EquiServe - KeySpan." PLEASE DO NOT SEND CASH.

                      You may also authorize automatic deductions of $25 per transaction from a checking or savings account at a U.S. bank or financial institution either monthly or semi-monthly, in order to reach the minimum investment of $250. Automatic deductions will continue until such time as the new investor notifies EquiServe in writing to stop making automatic deductions. An Automatic Deduction Authorization Form is included on the reverse side of the Initial Investment Form.

                o IF YOU ARE A REGISTERED SHAREHOLDER. If you own shares of Common Stock that are registered in your name, not the name of a broker, you can enroll in the Program by completing and returning an Enrollment Authorization Form to EquiServe or by calling EquiServe directly at 1-800-482-3638. You may obtain additional Enrollment Authorization Forms at any time upon request to EquiServe.

                o IF YOU ARE A NON-REGISTERED SHAREHOLDER If you are the beneficial owner of Common Stock through a bank, broker, or trustee, you can become a Registered Shareholder by instructing your bank, broker, or trustee to transfer some or all of your shares of Common Stock into your name. You can choose whether to receive a physical stock certificate for your shares of Common Stock, have them registered in the Direct registration System in your name or deposit them in a book-entry Program account maintained by EquiServe.

                          o STOCK CERTIFICATE. Once you receive your stock certificate in your name, you can enroll in the Program and you may begin to use all of the services of the Program, such as the dividend reinvestment and economical selling of shares features.

                          o DIRECT REGISTRATION SYSTEM BOOK-ENTRY SHARES. This is an electronic transfer of your shares from your broker's name into your name through the Direct Registration System. Simply instruct your broker to conduct the transaction and begin to use any or all of the Program services.

                          o DEPOSIT SHARES WITH EQUISERVE IN BOOK-ENTRY ACCOUNT. You can also opt to have your shares held in a book-entry account administered by EquiServe. This allows you to have the added safe-keeping feature which protects you against the loss, theft or destruction of stock certificate loss.

                You may also arrange to have your bank, broker, or nominee participate in the Program on your behalf. In this case, your participation may be on terms and conditions which differ from the terms and conditions set forth in this Program, you will be limited to the dividend reinvestment feature use of the Program only. The terms and conditions set forth in the Program will also be subject to the terms and conditions of your bank, broker, or nominee. EquiServe will not have a record of your transactions or your account since they will remain under the name of your bank or broker.

   8.     What are my dividend reinvestment options available under the Program?

                The following options are available to you under the Program. However, you must elect one of the following options on the Initial Investment Form or the Enrollment Authorization Form in order to have any portion of your dividends paid to you, otherwise they will automatically be fully reinvested to purchase additional shares of Common Stock.

                o FULL DIVIDEND REINVESTMENT. You can opt to have all of your cash dividends on all certificated and Program shares of Common Stock automatically reinvested to purchase additional shares of Common Stock. If you do not make an election on the Initial Enrollment Form or the Enrollment Authorization Form you will automatically have your dividends fully reinvested.

                o PARTIAL DIVIDEND REINVESTMENT. You may choose to receive your cash dividends on a specified number of shares of Common Stock and automatically have the cash dividends on the remainder of your shares of Common Stock reinvested to purchase additional shares of Common Stock. If you elect to have partial dividends reinvestment, you must designate the number of Program shares and/or certificated shares for which you choose to receive your cash dividends in a whole number. Cash dividends are sent to you by check or, upon request, are deposited electronically into your U.S. bank account.

            o FULL CASH PAYMENT. You may choose to receive all of your dividends as a cash payment. Cash dividends are sent to you by check or, upon request, are deposited electronically into your U.S. bank account.

                FOR MORE INFORMATION ON THE ELECTRONIC DEPOSIT OF DIVIDENDS, PLEASE REFER TO QUESTION 10, OR CONTACT EQUISERVE.

      9.        How do I make additional cash investments in Common Stock?

                You may make additional cash investments by choosing among the following two options:

               o CHECK INVESTMENT. You may make additional cash investments in Common Stock by sending to EquiServe a check, money order, or bank draft for the purchase of additional shares of Common Stock. The check, money order, or bank draft must be made payable to "EquiServe - KeySpan" in U.S. dollars and drawn on a U.S. bank. If you are not in the U.S., contact your bank to verify that they can provide you with a check that clears through a U.S. bank and can print the dollar amount in U.S. funds. Due to the longer clearance period, we are unable to accept checks clearing through non-U.S. funds. EquiServe will not accept third party checks. All checks, money orders, and bank drafts should be sent to EquiServe at the address listed on the tear-off form attached to each Program account statement you receive, or with your Initial Enrollment Form or Enrollment Authorization Form.

               o AUTOMATIC INVESTMENT FROM A BANK ACCOUNT. As an alternative to sending checks, money orders, and bank drafts for additional cash investments, you may elect to have funds automatically withdrawn from your checking or savings account at a U.S. bank or financial institution. You may elect the automatic deduction option by completing and signing an Automatic Deductions Authorization Form and returning this form to EquiServe, together with a voided blank check or savings account deposit slip for the bank account from which the funds are to be withdrawn. Additional Automatic Deductions Authorization Forms are available through EquiServe. Your Automatic Deductions Authorization Form will be processed and will become effective as promptly as practicable. However, you should allow four to six weeks for the first investment to be initiated using this automatic deduction feature. Once automatic deductions begin, funds will be withdrawn from your bank account on either the first or fifteenth day of each month, or both (at your option), or on the next business day if either of those days is not a business day. You may change or discontinue automatic deductions by completing and submitting to EquiServe a new Automatic Deductions Authorization Form.

          Brokers or bank nominees participating on behalf of Non-Registered Shareholders or beneficial owners may only use the dividend reinvestment feature of the Program and cannot use the additional cash investment feature. If a Non-Registered Shareholder wishes to participate in the additional cash investment feature of the Program, he or she must first become a Registered Shareholder or make an initial investment to enroll directly in the Program.

      10.       Can my cash dividends be deposited directly to my bank account?

                Yes, you may elect to have any cash dividends which are not reinvested paid by electronic funds transfer to your U.S. bank account. To do this, you must first complete and return a Direct Deposit Authorization Form to EquiServe along with a copy of a voided blank check or savings account deposit slip. This form is not included with your Program materials and must be specifically requested from EquiServe or obtained online at www.equiserve.com.

      11. What are the minimum and maximum amounts for additional cash investments?

                In addition to increasing your holdings of Common Stock through the reinvestment of dividends, you may make additional cash investments in Common Stock at any time. Your additional cash investments by check, money order, or automatic deductions must be at least $25 with a maximum allowable investment of $150,000 per calendar year. If you are not a Registered Shareholder and are a first time investor in the Program, your initial investment must be for at least $250 and cannot exceed $150,000. SEE QUESTION 7 REGARDING NEW INVESTORS.


      COMMON STOCK PURCHASES

      12.      What are the sources of Common Stock purchased under the Program?

                Shares of Common Stock will be purchased either on the open market, or directly from KeySpan, from shares held in our treasury or as newly issued shares, or a combination of the foregoing. You cannot choose the source of your shares purchased since this is entirely at our discretion.

                Shares purchased on the open market may be made on any stock exchange where our Common Stock is traded or by negotiated transactions on terms that EquiServe may reasonably determine. Neither KeySpan nor any participant will have any authority or power to direct the date, time, or price at which shares of Common Stock may be purchased, or the selection of a broker or dealer through or from whom purchases are made.

      13.       When will shares be purchased under the Program?

                o GENERAL. Direct purchases from KeySpan's authorized but unissued shares of Common Stock will normally be made on a weekly basis on the relevant "investment date," (usually Thursdays) or the next trading day if the investment date is not a trading day. Purchases on the open market will begin on the investment date and will be completed no later than 30 days from such date, except where completion at a later date is necessary or advisable under any applicable federal securities law.

                o CASH INVESTMENTS. EquiServe will normally invest any initial and additional cash investments for the purchase of Common Stock on a weekly basis, usually on Thursdays, after receipt of the check, money order, bank draft or automatic deduction. EquiServe will determine the actual investment date for initial and additional cash investments.

                o DIVIDEND REINVESTMENTS. The investment date for dividend reinvestments will be the dividend payment date or the next business day if the dividend payment date is not a business day. If EquiServe receives your Enrollment Authorization Form requesting reinvestment of dividends on or before the record date established for a particular dividend, reinvestment will commence with that dividend. If EquiServe receives your Enrollment Authorization Form requesting reinvestment of dividends after the record date established for a particular dividend, you will be paid the dividend in cash and your reinvestment of dividends will begin on the next dividend payment date.

                          The anticipated payment dates for Common Stock are usually on the first business day of February, May, August, and November. The record dates for Common Stock are usually the week of the 10th of the previous month of the payment date. It is anticipated that record dates and payment dates for dividends, that we may declare in the future, will be at approximately the same times of the year.

      14.       How is the purchase price of the Common Stock determined?

                The purchase price of Common Stock purchased directly from KeySpan, as treasury shares or original issue shares, will be the average of the high and low prices of the Common Stock as reported in the New York Stock Exchange composite transactions for that investment date.

                The purchase price of Common Stock purchased on the open market is the weighted average of the actual purchase price of all shares purchased during the applicable investment period. The price is adjusted to include brokerage commissions of $0.05 per share. Open market purchases are expected to be made through EquiServe.

                A Program participant will have the applicable commissions deducted from the funds used to purchase shares acquired under the Program, SEE QUESTION 25.

      15.       How many shares of Common Stock will be purchased for me?

                The number of shares purchased for you will be equal to the amount of your additional cash investments, plus any dividends available for reinvestment, or the initial investment received by EquiServe during the investment period, less any applicable fees, divided by the purchase price of the shares. Your Program account will be credited with the number of shares of Common Stock, including fractional shares computed to three decimal places..

      16. Will I be paid interest on any amounts pending the actual investment date?

               No. Interest will not be paid on amounts sent to EquiServe for investment pending the actual investment date.


      STOCK CERTIFICATES AND SAFE KEEPING

      17. Will I be issued stock certificates for shares of Common Stock purchased through the Program?

                No. Shares of Common Stock purchased through the Program will not be issued to you in stock certificate form, but will be credited to your Program account - as book entry shares - by EquiServe on your behalf. The number of shares of Common Stock credited to your Program account will be shown on your Program account statement.

      18.       How may I receive a stock certificate?

                You may obtain a stock certificate at no cost for some or all of the whole shares credited to your Program account at any time by simply requesting EquiServe to withdraw shares from your Program account and to issue them in stock certificate form. You may make such a request by:

                o         Calling EquiServe at 1-800-482-3638;
                o Accessing your Program account through the Internet at EquiServe's website www.equiserve.com;
                                              -----------------
                o Using the tear-off form attached to the Program account statement; or
                o Sending written notice specifying the number of whole shares to be withdrawn.

                Stock certificates will be issued to you and registered in your name. Stock certificates are normally issued to participants within two business days after receipt of a request. No stock certificates will be issued for a fractional share of Common Stock. If you request a stock certificate for all shares credited to your Program account, a stock certificate will be issued for the whole shares and a cash payment will be made for any remaining fractional shares. That cash payment will be based upon the then-current market price of the Common Stock, less any service fee, any applicable brokerage commission, and any other costs of sale.

                Withdrawing shares from your Program account into stock certificate form does not affect your dividend reinvestment option. For example, if you authorized the full dividend reinvestment option, cash dividends with respect to shares withdrawn from you Program account in stock certificate form will continue to be reinvested.

     19. May I add my shares of Common Stock held in stock certificate form to my Program account with EquiServe for safekeeping purposes?

                Yes, you may deposit any Common Stock certificate in your possession and registered in your name with EquiServe for credit to your Program account as book-entry shares at any time, at no cost. We will pay all fees for this service. This safekeeping feature offers two advantages:

                o The risk associated with loss, theft, or destruction of stock certificates is eliminated; otherwise, in the case of a lost or stolen stock certificate, no sale or transfer may occur until a replacement is obtained, which can be a costly and time-consuming process; and

                o Since shares deposited into your Program account with EquiServe are treated in the same manner as shares purchased through the Program, they may be transferred or sold through the Program in a convenient and efficient manner.

                To combine shares held in stock certificate form with shares credited to your Program account, you must send your request and your stock certificates to EquiServe. The stock certificates should not be endorsed. EquiServe will promptly send you a statement confirming each stock certificate deposited.

                To insure against loss resulting from mailing stock certificates to EquiServe, the Program provides for mail insurance, free of charge, for stock certificates valued up to $25,000 current market value (maximum coverage) when mailed first class, using a brown, pre-addressed envelope provided by EquiServe. Envelopes may be obtained by calling EquiServe at 1-800-482-3638. For information about mailing stock certificates which have a current market value in excess of $25,000, you should contact EquiServe. To be eligible for stock certificate mailing insurance, you must notify EquiServe of any lost stock certificate claim within 30 calendar days of the date the stock certificates were mailed.

                Mail insurance covers the replacement of shares of Common Stock, but in no way protects you against any loss resulting from fluctuations in the value of the shares from the time you mail the stock certificates until the time replacement can be made. If you do not use a brown, pre-addressed envelope provided by EquiServe, you should send your stock certificates to the address listed in Question 5 by registered mail, return receipt requested, and insure for possible mail loss for 2% (minimum of $20) of the market value. This represents the approximate cost to you of replacing stock certificates if they are lost or stolen.

      SALE OF SHARES


      20.       How can I sell Program shares?

                To sell any  shares  that you  hold in  stock  certificate  form through the Program, the shares must first be converted into book-entry shares and credited to your Program account with EquiServe. You can sell any of the shares credited to your Program account with EquiServe by calling EquiServe at 1-800-482-3638, accessing your Program account via the Internet at www.equiserve.com, by writing to EquiServe, or by completing and submitting the tear-off portion of your Program account statement.

      21.       How is the sale price of Program shares determined?

                EquiServe aggregates all requests to sell shares and then sells the total share amount on the open market. Upon receipt of your request to sell some or all of your shares, EquiServe will make every reasonable effort to process all sales orders on the day the orders are received. To do so, you must ensure that instructions are received before 1:00 p.m. (Eastern Time) on a business day during which EquiServe and the New York Stock Exchange are open.

                Sales will be made at the then-current market price of the Common Stock and EquiServe will promptly mail you a check. The check will be for the net cash proceeds of the sale, minus a service fee of $5.00 plus brokerage commissions of $0.05 per share. EquiServe has full discretion in all matters related to the sale, including the time of sale and sales price and the selection of a broker. You cannot specify a price or a time at which to sell your book-entry shares.

                You should be aware that the Common Stock price may rise or fall during the period between a request for sale, its receipt by EquiServe and the ultimate sale on the open market. Instructions sent to EquiServe to sell shares are irrevocable and may not be rescinded.


      TRANSFER OF SHARES

      22. Can I assign or transfer all or a part of my Program shares to another person?

                Yes. You may change ownership of all or part of your Program shares through a gift, sale or otherwise at any time. You may contact EquiServe at 1-800-482-3638 for complete transfer instructions and you will be asked to send EquiServe written transfer instructions to enact the transfer. Requests for transfer are subject to the same requirements as for the transfer of stock certificates, including the requirement of a Medallion Signature Guarantee.

      23. If Program shares are transferred to another person, will EquiServe issue a stock certificate to the transferee?

               No. Transfers will be credited to an account in book entry form. If you so request, a stock certificate can be issued to the transferee. You should contact the EquiServe for full details on how to make the transfer.

               For book entry transfers that involve the establishment of a new Program account, a new Initial

                Investment Form, or written instructions, must be completed by the transferee. The completed Initial Investment Form must be returned to EquiServe, along with written instructions signed by the current participant, indicating the number of shares to be transferred to the transferee. The current participant's signature must be guaranteed by a bank, broker or financial institution that is a member of the Medallion Signature Guarantee program. The new Program account will be set up for full dividend reinvestment unless otherwise instructed by the previous or new shareholder.


      OPTION CHANGES AND DISCONTINUATION OF REINVESTMENT

      24.       How  can  I  change  my  dividend   reinvestment  option  or
                discontinue reinvesting my dividends?

                You may change dividend reinvestment options by calling EquiServe directly at 1-800-482-3638, instructing EquiServe in writing, through the Internet or by submitting to EquiServe a new election on an Enrollment Authorization Form. To be effective for a specific dividend, any change must be received by EquiServe before the record date for that dividend - see Question 13 for information regarding record dates.

                You may discontinue reinvestment of cash dividends at any time by calling or writing EquiServe or through the Internet. If EquiServe receives your request to discontinue dividend reinvestment on or after the record date for a dividend, EquiServe may either pay the dividend in cash or reinvest it under the Program on the next investment date on your behalf. If reinvested, EquiServe may sell the shares purchased and send the proceeds to you, less any service fees applicable, brokerage commissions and other costs of sale. After processing your request to discontinue dividend reinvestment, any dividends on any shares credited in book-entry form or shares you hold in stock certificate form will be paid in cash by check or by electronic funds transfer. To have dividends deposited directly to your U.S bank account, see Question 10.

      25.       Are there any fees charged to me as a Program participant?

                Below is a tabular summary of Program fees as they may relate to you.


                  Transaction                   Fees/Commissions

-------------------------------------------------------------------------------
Initial Enrollment Fee                          None
-------------------------------------------------------------------------------
Additional Investment  Purchase
(by check, money order or
automatic deductions)
      -    Original Issue                       None
      -    Treasury                             None
      -    Open Market                          $0.05 per share
-------------------------------------------------------------------------------
Reinvestment of Dividends Fee
      -    Original Issue                       None
      -    Treasury                             None
      -    Open Market                          $0.05 per share
-------------------------------------------------------------------------------
Selling Program shares                          $5.00 + $0.05 per
                                                share
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Issuance of Certificates                        None
-------------------------------------------------------------------------------
Deposit of Certificates                         None
-------------------------------------------------------------------------------
Transfers of Shares                             None
-------------------------------------------------------------------------------
Returned checks or failed                       $20.00
automatic deductions
-------------------------------------------------------------------------------
Duplicate statements                            $5 per year
(2 years or older).                             (not to exceed
                                                $25.00)
-------------------------------------------------------------------------------


      REPORTS TO PARTICIPANTS

      26.       What kind of reports will I be sent?

                To assist you in your record keeping, EquiServe will send you the following information:

                -     For  each  initial  cash   investment,   additional   cash
                      purchase, sale or transfer that you make or receive, a statement detailing the transaction;

                - For each dividend reinvested, a statement detailing all activity in your Program account for that quarter;

                - For any transactions you make after the fourth quarter dividend, an updated cumulative statement detailing all activity in your Program account for that year;

                - You will also be sent copies of the communications sent to other shareholders. These include KeySpan's annual reports, notices of annual meeting and proxy statements, company updates, and income tax information for reporting dividends paid and proceeds from the sale of Program shares. However, if you are a beneficial owner who participates through a broker or bank nominee, you should contact your broker or bank nominee for a statement detailing reinvestment activity.


      FEDERAL INCOME TAXES

     27. What are some of the tax consequences of participation in the Program?

                In general, dividends that are reinvested in accordance with the Program will be taxed as cash dividends for federal income tax purposes under the provisions of the applicable tax laws.

                If you sell shares of Common Stock under the Program, this will give rise to capital gains or losses, provided you hold such shares as a capital asset. The amount of any such gain or loss will be the difference between the proceeds you receive (net of commissions and fees) and your tax basis. The tax basis of shares acquired through the Program is equal to the purchase price of such shares (including brokerage commissions and fees, if any). See the answer to Question 14 for how the purchase price is determined.

                The foregoing is only a general discussion of certain federal income tax aspects of an investment in the Program. Because tax consequences may vary, depending on each participant's own tax situation, you are advised to consult your own tax advisors regarding the tax effect of participation in the Program, including the application of current and proposed federal, state, local, foreign and other tax laws.

      OTHER INFORMATION

      28. What happens if KeySpan issues a stock dividend, declares a stock split or has a rights offering?

                All stock dividends or split shares distributed by us on shares credited to your Program account and/or on shares held by you in the form of stock certificates will be credited directly into your Program account. You will receive a statement indicating the number of shares or dividends earned as a result of the transactions. This includes entitlements on shares calculated on book-entry shares and certificated shares registered in your name. In the case of a rights offering, your rights will be based on the full shares credited to your Program account and/or on shares held by you in the form of stock certificates.

      29.       How will my shares be voted?

                For any meeting of Common Stock shareholders, all participants will receive proxy materials including a proxy card representing both the shares for which you hold stock certificates and the whole shares credited to your Program account. All shares will be voted as designated by you or may be voted in person at shareholder meetings.

      30. What are the responsibilities of KeySpan and EquiServe under the Program?

                In administering the Program, KeySpan and EquiServe will not be liable for any of the following acts done in good faith:

                - Any claim of liability with respect to the shares of Common Stock of a deceased participant's Program account prior to receipt in writing of instructions relating to the disposition of such shares;

                - With respect to the prices at which shares of Common Stock are purchased or sold for the participant's Program account and the times when such purchases or sales are made;

                - With respect to any fluctuation in the market value before or after any purchase or sale of shares of Common Stock.

                Holding Common Stock under the Program is no different than holding shares on your own. Neither KeySpan nor EquiServe assure you of a profit or protect you from any losses sustained on the purchase of Common Stock under the Program.

      31.       May the Program be changed or discontinued?

                We reserve the right to amend, suspend, discontinue or modify the Program at any time without the approval of participants. Notice of our determination to suspend, discontinue or modify the Program will be given to all Program participants as soon as practicable after such determination is made. Changes or discontinuation will not affect your rights as a shareholder in any way and any book-entry shares you own will continue to be credited to your Program account unless you specifically request otherwise.

      32.       Where can I find more information on KeySpan?

                We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any of these documents at the SEC's public reference rooms in Washington, D.C., Chicago and New York.

       WASHINGTON, D.C.           CHICAGO, ILLINOIS         NEW YORK
       Judiciary Plaza            SEC Regional Office       SEC Regional Office
       450 Fifth Street, N.W.     500 West Madison Street   7 World Trade Center
       Washington, D.C. 20549     Chicago, IL 60661         New York, NY 10048

                 Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also
                 available   to  the   public   on  the   SEC's   web   site  at
                 http://www.sec.gov. KeySpan is subject to the reporting requirements of the Securities Act of 1934. In accordance to this Act, the Company files reports and other information with the SEC.

                 You may also request copies of our 10K, 10Q, annual reports and proxy statements directly from KeySpan by:

             MAIL:                      TELEPHONE:         INTERNET:
             KeySpan Corporation        718-403-3196      www.keyspanenergy.com
                                                          ---------------------
             Investor Relations                     (Investor Relations Section)
             One MetroTech Center,
             22nd Floor
             Brooklyn, NY 11201

                                 USE OF PROCEEDS

           The Program provides for, and we currently contemplate, the issuance of Common Stock directly from the Company either from shares held in the Company's treasury or as newly issued shares. The Program also provides for the purchase of Common Stock on the open market by an agent independent of the Company. To the extent that shares of Common Stock are purchased directly from the Company, the net proceeds are expected to be used for general corporate purposes. The Company cannot estimate the number of shares of Common Stock that the Company will sell through the Program or the prices at which such shares will be sold. Should Program shares be purchased on the open market, the Company will not receive any of the proceeds from the sale of such shares. The Company does not expect to change the source of Program shares frequently and will not do so more than once in any three month period or such other period of time as may be permitted under future SEC regulations.

                              PLAN OF DISTRIBUTION

           The shares of Common Stock will be offered directly to Program participants without underwriters as described in this prospectus.

                                 LEGAL OPINIONS

     The validity of the common stock offered by us in this prospectus will be passed upon for us by Steven L. Zelkowitz, Senior Vice President and General Counsel of KeySpan Energy. Mr. Zelkowitz is the beneficial owner of or has the option to acquire approximately 277,500 shares of our common stock.

                                     EXPERTS

           Arthur Andersen LLP, independent accountants, audited the financial statements for the nine months ended December 31, 1998 and the twelve months ended December 31, 1999, and related schedules incorporated by reference in this prospectus. These documents are incorporated by reference herein in reliance upon the authority of Arthur Andersen LLP, as experts in accounting and auditing in giving the reports.

           Ernst & Young LLP, independent auditors, have audited the income statement and statement of cash flows, and the related financial statement schedule of Long Island Lighting Company for the twelve months ended March 31, 1998 included in our Annual Report on Form 10-K, as amended, for the twelve months ended December 31, 1999, as set forth in their report, which is incorporated by reference in this prospectus. These financial statements and schedule are incorporated by reference herein in reliance upon Ernst & Young LLP's report, given upon their authority as experts in accounting and auditing.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

           We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any of these documents at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public on the SEC's web site at http://www.sec.gov.

           We filed a registration statement on Form S-3, as amended, with the SEC covering the common stock. For further information on us and the common stock, you should refer to the registration statement, as amended, and its exhibits. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents in an exhibit to our registration statement, as amended, of which this prospectus is a part.

           The SEC allows us to "incorporate by reference" the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that the we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until all of the securities are sold.

          - Our Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

          - Our Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2000, June 30, 2000 and September 30, 2000;

          - Our Current Reports on Form 8-K dated March 30,1999 (which contains the Right Agreement between the Company and the Rights Agent), January 19, 2000, January 27, 2000, February 1, 2000, March 27, 2000, July 12,
          2000, July 26, 2000, October 6, 2000,  November 9, 2000,  November 20,
          2000 , November 21, 2000 and December 8, 2000.

          - Our Form 8-A filed May 26, 1998 pursuant to Section 12(b) of the Exchange Act. which provides a description of the Company's common stock.

           You may request a copy of these filings, at no cost, over the Internet at our web site at http://www.keyspanenergy.com or by writing or telephoning us at the following address:

                               Investor Relations
                               KeySpan Corporation
                              One MetroTech Center
                            Brooklyn, New York, 11201
                                 (718) 403-3196

           You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information.

           We also undertakes to provide without charge to each person to whom a copy of this prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the documents and exhibits referred to above which have been or may be incorporated by reference in this prospectus. Exhibits not specifically incorporated herein by reference will be furnished upon payment of 25 cents per page. Requests for such copies should be directed to Investor Relations, KeySpan Corporation, One MetroTech Center, 22nd Floor, Brooklyn, New York 11201

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.
SEC Registration Fee.........................................................................$51,625
Listing Fee -- New York Stock Exchange.......................................................$25,650
Accounting Fees..............................................................................$20,000
Legal Services and Disbursements.............................................................$15,000
Printing Expenses...........................................................................$125,000
Service Charge, including postage--Transfer Agents fees.....................................$675,000
Miscellaneous Expenses.......................................................................$50,000
Total Expenses..............................................................................$962,275

Item 15. Indemnification of Directors and Officers.

           The New York Business Corporation Law ("BCL"), Article 7, Sections 721-726 provide for the indemnification and advancement of expenses to officers and directors. Section 721 provides that indemnification and advancement pursuant to the BCL are not exclusive of any other rights an officer or director may be entitled to, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that the director personally gained a financial profit or other advantage to which he or she was not legally entitled.

           Section 722 of the BCL provides that a corporation may indemnify an officer or director, in the case of third party actions, against judgments, fines, amounts paid in settlement and reasonable expenses and, in the case of derivative actions, against amounts paid in settlement and reasonable expenses, provided that the director or officer acted in good faith, for a purpose which he or she reasonably believed to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe his conduct was unlawful. In addition, statutory indemnification may not be provided in derivative actions (i) which are settled or otherwise disposed of or (ii) in which the director or officer is adjudged liable to the corporation, unless and only to the extent a court determines that the person is fairly and reasonably entitled to indemnity.

           Section 723 of the BCL provides that statutory indemnification is mandatory where the director or officer has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding. Section 723 also provides that expenses of defending a civil or criminal action or proceeding may be advanced by the

                                      II-1
corporation upon receipt of an undertaking to repay them if and to the extent the recipient is ultimately found not to be entitled to indemnification. Section 725 provides for repayment of such expenses when the recipient is ultimately found not to be entitled to indemnification. Section 726 provides that a corporation may obtain indemnification insurance indemnifying itself and its directors and officers. The registrant has in effect insurance policies providing both directors and officers liability coverage and corporate reimbursement coverage.

           Section 402(b) of the BCL provides that a corporation may include in its certificate of incorporation a provision limiting or eliminating, with certain exceptions, the personal liability of directors to a corporation or its shareholders for damages for any breach of duty in such capacity. The certificate of incorporation of the registrant contains provisions eliminating the personal liability of directors to the extent permitted by New York law.

           The registrant's certificate of incorporation provides generally that it shall, except to the extent expressly prohibited by the BCL, indemnify each of its officers and directors made or threatened to be made a party to any action, suit or proceeding, or appeal thereof, whether civil or criminal by reason of the fact that such person is or was an officer or director against all expense, liability and loss (including, but not limited to all attorneys' fees, judgments, fines, pension plan taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. The certificate of incorporation further provides for advancement and reimbursement of such expenses incurred by an officer or director in defending any action or proceeding in advance of the final disposition thereof upon receipt of an undertaking by such person to repay such amount if, and to the extent that, such person is ultimately found not to be entitled to indemnification.

Item 16. List of Exhibits.

      See Exhibit Index

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities

                                      II-2
      offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Issuer pursuant to
      Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Issuer's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of such registrant pursuant to the provisions referred to in Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrants of expenses incurred or paid by a director, officer or controlling person of such registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                                      II-3

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, KeySpan Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brooklyn, State of New York, on the 12th day of December, 2000.

KEYSPAN CORPORATION
Issuer of Securities
(Registrant)

By:/s/ Gerald Luterman
   -------------------------------------------
Gerald Luterman
Chief Financial Officer and Senior Vice-President
(Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


Signatures and Titles:                                      Date:
                                *                           December 12, 2000
--------------------------------------------
Robert B. Catell
Chief Executive Officer and Director
(Principal Executive Officer)

/s/ Gerald Luterman                                         December 12, 2000
--------------------------------------------
Gerald Luterman
Chief Financial Officer and Senior Vice-
President
(Principal Financial Officer)

/s/ Ronald Jendras                                          December 12, 2000
---------------------------------------------


                                      II-4

Ronald Jendras
Vice President, Controller and Chief
Accounting Officer
(Principal Accounting Officer)


                     *                                    December 12, 2000
--------------------------------------
Lilyan H. Affinito
Director

                     *                                    December 12, 2000
--------------------------------------
George Bugliarello
Director

                     *                                    December 12, 2000
--------------------------------------
Howard R. Curd
Director

                     *                                    December 12, 2000
--------------------------------------
Richard N. Daniel
Director

                     *                                    December 12, 2000
--------------------------------------
Donald H. Elliott
Director

                     *                                    December 12, 2000
--------------------------------------


                                      II-5

Alan H. Fishman
Director

                   *                                       December 12, 2000
-----------------------------------------
James R. Jones
Director

                   *                                       December 12, 2000
-----------------------------------------
Stephen W. McKessy
Director

                   *                                       December 12, 2000
-----------------------------------------
Edward D. Miller
Director

                   *                                       December 12, 2000
-----------------------------------------
Basil A. Paterson
Director

                   *                                       December 12, 2000
-----------------------------------------
James Q. Riordan
Director

                   *                                       December 12, 2000
-----------------------------------------
Vincent Tese
Director

/s/ Ronald Jendras                                         December 12, 2000
-----------------------------------------


                                      II-6

Ronald Jendras, as Attorney-in-Fact
Vice President, Controller and Chief
Accounting Officer


----------------------

* Such signature has been affixed pursuant to a power of attorney filed as an exhibit hereto.





                                      II-7

                                  EXHIBIT INDEX



   Exhibit Number          DESCRIPTION OF EXHIBITS
   --------------          -----------------------

        5* OPINION OF STEVEN L. ZELKOWITZ AS TO THE LEGALITY OF THE COMMON STOCK TO BE ISSUED

        23-A*       CONSENT  OF  ARTHUR   ANDERSEN,   LLP,   INDEPENDENT
                    ACCOUNTANTS

        23-B*       CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        23-C* CONSENT OF STEVEN L. ZELKOWITZ (CONTAINED IN HIS OPINION FILED AS EXHIBIT 5 HERETO)

        24-A*       POWERS OF ATTORNEY

        24-B* CERTIFIED RESOLUTION OF THE BOARD OF DIRECTORS OF KEYSPAN ENERGY AUTHORIZING SIGNATURES PURSUANT TO POWER OF ATTORNEY

-----------------
* FILED HEREWITH.





                                      II-8